THE TOCQUEVILLE TRUST
                                  1675 Broadway
                            New York, New York 10019

                           THE TOCQUEVILLE EUROPE FUND
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                February 14, 1997

         A special meeting of the shareholders of THE TOCQUEVILLE EUROPE FUND (the "Fund"), a series of THE TOCQUEVILLE TRUST, will be held at 10:00 a.m. (Eastern time) at 1675 Broadway, New York, New York on February 27, 1997, for the following purposes:

          1. To approve or disapprove a restatement of the Fund's investment objective; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Trustees has fixed January 23, 1997 as the record date for determination of shareholders entitled to vote at this meeting.


                                       By Order of the Board of Trustees


                                       Francois D. Sicart
                                       Principal Executive Officer

February 14, 1997

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed proxy. If you are unable to attend the meeting, please mark, sign, date and return the enclosed proxy so that the necessary quorum may be represented at the meeting. The enclosed envelope requires no postage if mailed in the United States.

                              THE TOCQUEVILLE TRUST
                                  1675 Broadway
                            New York, New York 10019


                                 PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Trustees of THE TOCQUEVILLE TRUST (the "Trust") with respect to THE TOCQUEVILLE EUROPE FUND (the "Fund"), one of a series of underlying investment portfolios of the Trust, a registered open-end investment company having its executive offices at 1675 Broadway, New York, New York 10019. The proxy is revocable at any time before it is voted by sending written notice of the revocation to the Trust or by appearing personally at the February 27, 1997 special meeting of shareholders of the Fund (the "Special Meeting"). The cost of preparing and mailing the notice of meeting, the proxy card, this proxy statement and any additional proxy material has been or is to be borne by Tocqueville Asset Management L.P. (the "Adviser"), the Fund's investment adviser. Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, facsimile or personal interview conducted by certain officers or employees of the Trust, or, if necessary, a commercial firm retained for this purpose. In the event that the shareholder signs and returns the proxy ballot, but does not indicate a choice as to the one item on the proxy ballot, the proxy attorneys will vote those shares in favor of such proposal.

         On January 23, 1997, the record date for determining shareholders entitled to receive notice of and vote at the Special Meeting (the "Record Date"), the Fund had 2,200,310.139 shares of beneficial interest ("Shares") outstanding, each Share being entitled to one vote.

         The presence of a majority, in person or by proxy, constitutes a quorum. For purposes of determining the presence of a quorum and counting votes on the matters presented, Shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Special Meeting. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the affirmative vote necessary to approve a matter under consideration may be determined with reference to a percentage of votes present at the Special Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.

         A COPY OF THE TRUST'S ANNUAL REPORT FOR THE YEAR ENDED OCTOBER 31, 1996 (WHICH CONTAINS INFORMATION PERTAINING TO THE FUND) MAY BE OBTAINED, WITHOUT CHARGE, BY CALLING THE FUND'S TRANSFER AGENT, FIRSTAR TRUST COMPANY, P.O. BOX 701, MILWAUKEE, WI 53201-0701 AT (800) 697-3863.

         This combined notice and proxy statement and the enclosed proxy card are first being mailed to shareholders on or about February 14, 1997.

                                  INTRODUCTION

         The Special Meeting is being called for the following purposes: to approve or disapprove a restatement of the Fund's investment objective (Proposal
1) and to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         Approval of Proposal 1 requires the vote of a "majority of the outstanding voting securities" of the Fund within the meaning of the 1940 Act, which is defined to mean: (a) 67% or more of the outstanding Shares present at the Special Meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy, or (b) more than 50% of the outstanding Shares of the Fund, whichever is less.


                             MATTERS TO BE ACTED ON

Introduction to Proposal 1: Reasons for Proposed Restatement of the Fund's Investment Objective and Related Changes to the Fund's Nonfundamental Investment Policies.

         At a Meeting of the Board of Trustees of the Trust held on December 12, 1996, the Trustees, including each of the Trustees present at the meeting who is not an "interested person" of the Trust within the meaning of the 1940 Act (the "Disinterested Trustees"), considered and unanimously approved a restatement of the Fund's investment objective, subject to approval by shareholders of the Fund, and certain changes to the Fund's related nonfundamental investment policies. If approved by Shareholders, such changes will be effective on February 28, 1997. If this proposal is not approved by shareholders, the Fund will continue to be managed as at present.

         In approving these changes, the Trustees considered several factors, including the expected benefits to the Fund through a wider diversification of its assets across a broader country base, thereby increasing investment opportunities for the Fund with the potential of spreading investment risks among a greater number of issuers.

         In addition, since the Fund has been and will continue to be operated as a fund which primarily invests in equity securities, the Trustees determined that, if such changes are adopted, the risks inherent in investing in the Fund should be somewhat similar to those inherent at the present time under the Fund's current investment objective and policies. (See "Risk Factors" under Proposal 1, below, for a discussion of the risks associated with investment in the Fund.)

         Except for the Fund's investment objective and any investment policies or restrictions which are specifically identified as fundamental, the Fund's investment policies and restrictions are deemed to be nonfundamental. The significance of an investment policy or restriction being fundamental is that it may be changed only with the approval of shareholders.

                                   PROPOSAL 1
                    APPROVAL OR DISAPPROVAL OF A RESTATEMENT
                       OF THE FUND'S INVESTMENT OBJECTIVE

         The current  investment  objective  of the Fund is  "long-term  capital
appreciation   consistent  with   preservation  of  capital   primarily  through
investments in securities of issuers located in Europe."

         It is proposed that this investment objective be restated so that the Fund's stated investment objective is "long-term capital appreciation consistent with preservation of capital primarily through investments in securities of non-U.S. issuers." If this proposal is approved by shareholders, the Fund's name will be changed to The Tocqueville International Value Fund.


Description of the Proposed Change: Whereas the Fund's investments have previously been concentrated in securities of companies located in Europe, the approval of this proposal would provide the Fund with greater flexibility in pursuing its investment objective.

         In addition, if this Proposal is approved, the Fund's nonfundamental policies related to its investment objective will be changed. Currently, as a nonfundamental policy, under normal conditions at least 65% of the Fund's total assets are invested in securities of issuers located in Europe. If the proposed restatement of the Fund's investment objective is approved by the Fund's shareholders, the Fund will adopt the following nonfundamental policy: Under normal conditions, at least 65% of the Fund's total assets will be invested in issuers located in at least three different countries outside the United States. The Fund will invest most of its assets in developed countries, although it may purchase securities of companies located in developing countries. In addition, the Fund may invest up to 20% of its total assets in issuers located in the United States (see the discussion of investing for temporary defensive purposes, below).

         The Fund will invest in a diversified portfolio consisting of common stocks of companies that are considered by the Adviser to be out of favor and undervalued in relation to their potential growth or earning power. Generally, stocks which have underperformed market indices for at least one year and companies which have a historically low stock price in relation to such factors as sales, potential earnings or underlying assets will be considered by the Adviser to be out of favor. The Adviser will search for companies based on its judgment of relative value and growth potential. The potential growth and earning power of a company will be evaluated by the Adviser either on the basis of past growth and profitability, as reflected in their financial statements, or on the Adviser's conclusion that the company has achieved better results than similar companies in a depressed industry which the Adviser believes will improve within the next two years. There is no assurance that the Adviser's evaluation will be accurate in its selection of stocks for the Fund's portfolio or that the Fund's objective will be achieved. If the stocks in which the Fund invests never attain their perceived potential or the valuation of such stocks in the marketplace does not in fact reflect significant undervaluation, there may be little or no appreciation or a depreciation in the value of such stocks.

         For temporary defensive purposes, when deemed necessary by the Adviser, the Fund may invest up to 100% of its assets in U.S. Government obligations or "high-quality" debt obligations of companies incorporated and having principal business activities in the United States. When the Fund's assets are so invested, they are not invested so as to meet the Fund's investment objective. "High-quality" short-term obligations are those obligations which, at the time of purchase, (1) possess a rating in one of the two highest ratings categories from at least one nationally recognized statistical ratings organization
("NRSRO") (for example, commercial paper rated "A-1" or "A-2" by Standard & Poor's Corporation or "P-1" or "P-2" by Moody's Investors Service, Inc.) or (2) are unrated by an NRSRO but are determined by the Adviser to present minimal credit risks and to be of comparable quality to rated instruments eligible for purchase by the Fund under guidelines adopted by the Board of Trustees.


                                  RISK FACTORS

Risks Associated with Foreign Investments

         As the Fund is investing in securities of foreign issuers, direct and indirect investments in securities of foreign issuers may involve risks that are not present with domestic investments and there can be no assurance that the Fund's foreign investments will present less risk than a portfolio of domestic securities. Compared to United States issuers, there is generally less publicly available information about foreign issuers and there may be less governmental regulation and supervision of foreign stock exchanges, brokers and listed companies. Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic issuers. Securities of some foreign issuers are less liquid and their prices are more volatile than securities of comparable domestic issuers. Settlement of transactions in some foreign markets may be delayed or less frequent than in the United States, which could affect the liquidity of the Fund's portfolio. Fixed brokerage commissions on foreign securities exchanges are generally higher than in the United States. Income from foreign securities may be reduced by a withholding tax at the source or other foreign taxes. In some countries, there may also be the possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets of the Fund, political or social instability or revolution, or diplomatic developments which could affect investments in those countries.

         The value of the Fund's investments denominated in foreign currencies may depend in part on the relative strength of the U.S. dollar, and the Fund may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between foreign currencies and the U.S. dollar. When the Fund invests in foreign securities they will usually be denominated in foreign currency, and the Fund may temporarily hold funds in foreign currencies. Thus, the Fund's net asset value per share will be affected by changes in currency exchange rates. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to shareholders by the Fund. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets.

Risks Associated with Investments in Companies Located in Emerging Markets

         The Fund may invest, without limit, in companies located in emerging markets. An emerging market is any country that the World Bank has determined to have a low or middle income economy and may include every country in the world except the United States, Australia, Canada, Japan, New Zealand and most countries in Western Europe such as Belgium, Denmark, France, Germany, Great Britain, Italy, the Netherlands, Norway, Spain, Sweden and Switzerland. Specifically, any change in the leadership or policies of the governments of emerging market countries in which the Fund invests or in the leadership or policies of any other government which exercises a significant influence over those countries, may halt the expansion of or reverse certain beneficial economic policies of such countries and thereby eliminate any investment opportunities which may currently exist.

Risks Associated with Options Transactions

         The Fund may purchase put and call options on securities and on stock indices to attempt to hedge its portfolio and to increase its total return. The Fund may purchase call options when, in the opinion of the Adviser, the market price of the underlying security or index will increase above the exercise price. The Fund may purchase put options when the Adviser expects the market price of the underlying security or index to decrease below the exercise price. When the Fund purchases a call option it will pay a premium to the party writing the option and a commission to the broker selling the option. If the option is exercised by the Fund, the amount of the premium and the commission paid may be greater than the amount of the brokerage commission that would be charged if the security were to be purchased directly.

         The Fund may purchase puts and calls on foreign currencies that are traded on a securities or commodities exchange or quoted by major recognized dealers in such options for the purpose of protecting against declines in the dollar value of foreign securities and against increases in the dollar cost of foreign securities to be acquired. If a decline in the dollar value of a foreign currency is anticipated, the decline in value of portfolio securities denominated in that currency may be partially offset by purchasing puts on that foreign currency. If a rise is anticipated in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of such securities may be partially offset by purchasing calls on that foreign currency. However, in the event of rate fluctuations adverse to the Fund's position, it would lose the premium it paid and transactions costs.

Risks Associated with Futures and Options on Futures Transactions

         The Fund may enter into contracts for the future delivery of securities or foreign currencies and futures contracts based on a specific security, class of securities, foreign currency or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index.

         Although the Fund is permitted to engage in the purchase and sale of futures contracts and options thereon solely for hedging purposes, the use of such instruments does involve certain transaction costs and risks. The Fund's ability to hedge effectively all or a portion of its portfolio through transactions in futures, options on futures or options on related indexes depends on the degree to which movements in the value of the currencies, securities or index underlying such hedging instrument correlate with movements in the value of the relevant portion of the Fund's portfolio. The trading of futures and options on indexes involves the additional risk of imperfect correlation between movements in the futures or option price and the value of the underlying index. While the Fund will establish a future or option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures or option contract at any specific time. In such event, it may not be possible to close out a position held by the Fund, which could require the Fund to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. Investments in futures contracts involve the risk that if the Adviser's judgment concerning the general direction of interest rates is incorrect, the Fund's overall performance may be poorer than if it had not entered into any such contract.

         FOR THE REASONS INDICATED ABOVE, THE TRUST'S BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE FUND'S RESTATED INVESTMENT OBJECTIVE.

         It is anticipaated that sometime during the second quarter of 1997 shareholders of The Tocqueville Asia-Pacific Fund, another series of the Trust, will be asked to approve a merger into the Tocqueville International Value Fund (assuming approval by The Tocqueville Europe Fund's shareholders of the proposed restatement of the Fund's investment objective). Until that time, the Fund will continue to build upon its current portfolio holdings.


                        VOTING INFORMATION AND DISCRETION
                         OF ATTORNEYS NAMED IN THE PROXY

         While the Special Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the management intends to present or knows that others will present is the business mentioned in the Notice of Meeting. If any other matters lawfully come before the Special Meeting, and in all procedural matters at the Special Meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the attorneys named therein, or their substitutes, present and acting at the Special Meeting.

         If at the time any session of the Special Meeting is called to order a quorum is not present, in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposal. All such adjournments will require the affirmative vote of a majority of the Shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any such adjournment. A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

         As of January 23, 1997 the Adivser, Tocqueville Asset Management L.P., was believed to possess voting power with respect to 1,990,712.167 (90.47%) of the outstanding Shares, in view of which such Shares could be deemed to be beneficially owned by the Adviser, Tocqueville Asset Management L.P., as of such date. However, the Adviser and its affiliates have advised the Trust that they intend to vote any Shares over which they have voting power at the Special Meeting (i) in the manner instructed by the customers for which such shares are held, or (ii) in the event that such instructions are not received, in the same proportion as the votes cast by other shareholders (including advisory customers who furnish voting instructions).

                         SUBMISSION OF PROPOSALS FOR THE
                          NEXT MEETING OF SHAREHOLDERS

         Under the Trust's Declaration of Trust and By-Laws, annual meetings of shareholders are not required to be held unless necessary under the 1940 Act (for example, when fewer than a majority of the Trustees have been elected by shareholders). Therefore, the Fund does not hold shareholder meetings on an annual basis. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Trust at 1675 Broadway, New York, New York 10019, and must be received by the Trust within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities law.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

February 14, 1997

                      BY ORDER OF THE BOARD OF TRUSTEES OF
                              THE TOCQUEVILLE TRUST
                 Francois D. Sicart, Principal Executive Officer

                              THE TOCQUEVILLE TRUST
                           THE TOCQUEVILLE EUROPE FUND
                         SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 27, 1997

         Please refer to the Proxy Statement for a discussion of these matters. THE UNDERSIGNED HOLDER(S) OF SHARES OF BENEFICIAL INTEREST OF THE TOCQUEVILLE EUROPE FUND SERIES OF THE TOCQUEVILLE TRUST HEREBY CONSTITUTES AND APPOINTS KIERAN LYONS AND ROBERT KLEINSCHMIDT, OR EITHER OF THEM, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE THE SHARES LISTED BELOW AS DIRECTED, AND HEREBY REVOKES ANY PRIOR PROXIES. To vote, mark an X in blue or black ink on the proxy card below. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TOCQUEVILLE TRUST.


----------------------------Detach card at perforation and mail in postage paid envelope provided-------------------------------------------------------------

I. Vote on Proposal to approve a restatement of the Tocqueville Europe Fund's investment objective.

     FOR                       AGAINST                    ABSTAIN


     [ ]                         [ ]                       [ ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

----------------------------Detach card at perforation and mail in postage paid envelope provided-------------------------------------------------------------

                              The Tocqueville Trust
                                      PROXY

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR approval of each proposal.

Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

                                                           x___________________

                                                           --------------------

                                                           -----------------

                                                           x___________________

                                                           --------------------

                                                           -----------------

                                                           Dated:_______________

                                                           --------------------
                                                           ___________, 1997

           Schedule 14A Information required in proxy statement
                         Schedule 14A Information
        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Preliminary Additional Materials
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.149-11(c) or Section 240.14a-12

                           The Tocqueville Trust
--------------------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)

                              Joanne Doldo
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (check appropriate box:

[ ]  $125 per Exchange Act Rule 20a-1(c)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(j) (3) [ ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

4.   Proposed maximum value of transaction

Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act

     Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid.
--------------------------------------------------------------------------------

2.   Form, Schedule or Registration Statement No.:
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3.   Filing Party:
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4.   Date Filed:
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